Exhibit 23.1
Consent of lndependent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements 333-245008 and 333-281432 on Form S-8, and registration statement No. 333-281188 on Form S-3ASR of our reports dated March 6, 2025, with respect to the consolidated financial statements and financial statement schedules I, II and III of Ambac Financial Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
March 6, 2025